As filed with the Securities and Exchange Commission on November 9, 2000
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933
                                 ---------------

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
            Texas                                          74-1787539
 (State or other jurisdiction of        (I.R.S. employer identification number)
  incorporation or organization)

                               200 East Basse Road
                            San Antonio, Texas 78209
          (Address, including zip code, of principal executive offices)
                                 ---------------

                               ELLER MEDIA COMPANY
                                   401(k) PLAN
                            (Full title of the Plan)
                                 ---------------

                                  L. Lowry Mays
                               200 East Basse Road
                            San Antonio, Texas 78209
                                 (210) 822-2828
          (Name, address and telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                     Proposed     Proposed Maximum
                Title of                          Amount             Maximum         Aggregate        Amount of
               Securities                         to be           Offering Price   Offering Price  Registration Fee
            to be Registered                    Registered          Per Share
Common Stock, par value $.10 per share      150,000 shares (1)     $57.6875 (2)   $8,653,125 (2)      $2,284 (2)
Interests in Plan (3)                       N/A (3)                N/A               N/A              N/A
====================================================================================================================

(1) Estimated maximum aggregate number of shares of Clear Channel Communications, Inc. (the "Company") common stock purchasable with employee and employer contributions under the Eller Media Company 401(k) Plan (the "Plan") during the next 12 months.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c) based on the average of the high and low prices of the Company common stock on November 7, 2000.
(3) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also covers the related interests in the trust created pursuant to the Plan. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                        6
062098.0002  SAN ANTONIO  176939 v2

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

1. The Annual Report of the Eller Media Company 401(k) Plan, on Form 11-K for the fiscal year ended December 31, 1999, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

5.       Current Report on Form 8-K filed September 6, 2000.

6.       Current Report on Form 8-K filed August 4, 2000.

7.       Current Report on Form 8-K filed June 14, 2000.

8.       Current Report on Form 8-K filed May 11, 2000.

9.       Current Report on Form 8-K filed February 29, 2000.

10. Portions of the Current Report on Form 8-K filed November 19, 1999 relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries and the report of Pricewaterhouse Coopers LLP dated February 26, 1999, except as to Note 3, which is as of March 15, 1999 (pgs. 56-104 of said Form 8-K).

11.      Current Report on Form 8-K filed May 7, 1999.

12. Current Report on Form 8-K filed December 10, 1998, as amended by Form 8-K/A filed February 23, 1999 and Form 8-K/A filed April 12, 1999.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a),13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Registrant and as of September 30, 2000, owned approximately 139,500 shares of common stock (including presently exercisable nonqualified options to acquire approximately 123,500 shares). Vernon E. Jordan, Jr., of counsel to Akin, Gump, Strauss, Hauer & Feld, L.L.P., is also a director of the Registrant and as of September 30, 2000, held options exercisable to acquire 89,300 shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The registrant has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The registrant's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

         Article IX(8) of the registrant's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

         An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit No.                                          Description of Exhibit

4.1 Buy-Sell Agreement by and between Clear Channel Communications, Inc., L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated April 19,
     1984).

4.2 Fourth Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.3 Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.4 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc.
     and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.5 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc.
     and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27,
     1998).

4.6 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

4.7 Fourth Supplemental Indenture dated November 24, 1999, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc.
     and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 14,
     2000).

4.8 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.9 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.10 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc.
     and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.11* Eller Media Company 401(k) Plan, as amended.

4.12 Master Trust Agreement, as amended, dated as of July 1, 1999, between Clear Channel Communications, Inc. and Fidelity Management Trust Company (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-8 dated November 9, 2000).

23.1* Consent of Ernst & Young LLP.

23.2* Consent of KPMG LLP.

23.3* Consent of Ernst & Young LLP.

23.4* Consent of PricewaterhouseCoopers LLP.

23.5* Consent of PricewaterhouseCoopers LLP.

23.6* Consent of PricewaterhouseCoopers LLP.

23.7* Consent of Padgett, Stratemann & Co., L.L.P.

24   Power  of  Attorney  (included  on  signature  page  of  this  Registration
     Statement).

*Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               (d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

062098.0002  SAN ANTONIO  176939 v2

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 8, 2000.

                                             CLEAR CHANNEL COMMUNICATIONS, INC.

                                             By:  /s/ L. Lowry Mays
                                                  -----------------------------
                                                  L. Lowry Mays
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

     Name                         Title                             Date

/s/ L. Lowry Mays
--------------------------
L. Lowry Mays              Chief Executive Officer            November 8, 2000
                                and Director

/s/ Thomas O. Hicks
--------------------------
Thomas O. Hicks           Vice Chairman and Director          November 8, 2000


/s/ Randall T. Mays
--------------------------
Randall T. Mays           Executive Vice President/Chief      November 8, 2000
                           Financial Officer (Principal
                          Financial Officer) and Director

/s/ Herbert W. Hill, Jr.
--------------------------
Herbert W. Hill, Jr.       Senior Vice President/Chief        November 8, 2000
                          Accounting Officer (Principal
                              Accounting Officer)

/s/ Mark P. Mays
--------------------------
Mark P. Mays              President/Chief Operating           November 8, 2000
                             Officer and Director

/s/ B.J. McCombs
--------------------------
B.J. McCombs                       Director                   November 8, 2000


/s/ Alan D. Feld
--------------------------
Alan D. Feld                       Director                   November 8, 2000

/s/ Theodore H. Strauss
--------------------------
Theodore H. Strauss                Director                   November 8, 2000


/s/ John H. Williams
--------------------------
John H. Williams                   Director                   November 8, 2000


/s/ Karl Eller
--------------------------
Karl Eller                         Director                   November 8, 2000


/s/ Robert L. Crandall
--------------------------
Robert L. Crandall                 Director                   November 8, 2000


/s/ Vernon E. Jordan, Jr.
--------------------------
Vernon E. Jordan, Jr.              Director                   November 8, 2000


/s/ Michael J. Levitt
--------------------------
Michael J. Levitt                  Director                   November 8, 2000


/s/ Perry J. Lewis
--------------------------
Perry J. Lewis                     Director                   November 8, 2000

                                  EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

4.1      Buy-Sell Agreement by and between Clear Channel  Communications,  Inc.,
         L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated April 19, 1984).

4.2 Fourth Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21,
         2000).

4.3 Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.4 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.5 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

4.6 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

4.7 Fourth Supplemental Indenture dated November 24, 1999, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 14, 2000).

4.8 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.9 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.10 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.11*    Eller Media Company 401(k) Plan, as amended.

4.12 Master Trust Agreement, as amended, dated as of July 1, 1999, between Clear Channel Communications, Inc. and Fidelity Management Trust Company (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-8 dated November 9, 2000).

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of KPMG LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of PricewaterhouseCoopers LLP.

23.5*    Consent of PricewaterhouseCoopers LLP.

23.6*    Consent of PricewaterhouseCoopers LLP.

23.7*    Consent of Padgett, Stratemann & Co., L.L.P.

24       Power of Attorney (included on signature page of this Registration
         Statement).

*Filed herewith.